Ratio of Earnings to Fixed Charges                                  Exhibit 12.1
1997 to 2001

                                                    1997         1998         1999        2000         2001
Fixed charges:
      Interest expense and capitalized            $ 8,131      $11,174      $15,437     $14,668      $14,800
      Amortization of deferred
           financing costs                            212          257            -         362          323
      Portion of rental expense
           representing interest                      200          190          290         330          290
                                                 ------------------------------------------------------------
Total fixed charges                               $ 8,543      $11,621      $15,727     $15,360      $15,413
                                                 ============================================================

Earnings:
      Income from continuing
           operations before
           income taxes                           $44,607      $26,288      $  (581)    $40,567      $15,787
      Fixed charges                                 8,543       11,621       15,727      15,360       15,413
      Less capitalized interest                      (381)      (1,816)        (305)     (1,282)      (1,129)
                                                 ------------------------------------------------------------
Total earnings available to cover
     fixed charges                                $52,769      $36,093      $14,841     $54,645      $30,071
                                                 ============================================================
Total earnings available to cover
     fixed charges                                $44,226      $24,472      $  (886)    $39,285      $14,658
Ratio of earnings to fixed charges          (a)      6.18         3.11         0.94        3.56         1.95



Ratio of Earnings to Fixed Charges
1997 to 2001
                                                                             1st Quarter
                                                                 --------------------------------
                                                    Proforma                             Proforma
                                                      2001         2001         2002       2002
Fixed charges:
      Interest expense and capitalized             $22,856      $ 4,374       $3,761      $5,738
      Amortization of deferred
           financing costs                             793           91           46         294
      Portion of rental expense
           representing interest                       290           73           73          73
                                                 -----------------------------------------------
Total fixed charges                                $23,939      $ 4,538       $3,880      $6,105
                                                 ===============================================

Earnings:
      Income from continuing
           operations before
           income taxes                            $ 6,938      $10,012       $2,611      $  386
      Fixed charges                                 23,939        4,538        3,880       6,105
      Less capitalized interest                     (1,129)        (300)          (6)         (6)
                                                 -----------------------------------------------
Total earnings available to cover
     fixed charges                                 $29,748      $14,250       $6,485      $6,485
                                                 ================================================
Total earnings available to cover
     fixed charges                                 $ 5,809      $ 9,712       $2,605      $  380
Ratio of earnings to fixed charges                    1.24         3.14         1.67        1.06

(a) In fiscal year 1999, the ratio coverage was less than 1:1. To achieve a coverage ratio of 1:1, additional earnings of $886,000 would be needed.